Exhibit 99.1

NEWS RELEASE for February 16, 2007

Contact:	Allen & Caron	IceWEB, Inc.
Jesse Deal (investors)	Gary Dunham
Brian Kennedy (media)	703 964 8000
212 691 8087	investor@IceWEB.com
jesse@allencaron.com
brian@allencaron.com

ICEWEB INC REPORTS 70 PERCENT YEAR-OVER-YEAR GROWTH IN

REVENUE FOR ITS FIRST QUARTER FISCAL 2007

Record Revenue of $2,581,777 for First Quarter,

Company Increases 2007 Revenue Forecast to $17 Million

HERNDON, VA (February 16, 2007) ... IceWEB, Inc. (OTCBB: IWEB), a leading provider of subscription-based hosted Microsoft Exchange services, enterprise software and network security infrastructure products and services, reported significant operational and financial progress was made during its first fiscal quarter of 2007 ended December 31, 2006, noting an increase in year-over-year revenue growth of 70 percent.

During the quarter, revenues increased as the result of the Company’s strategic focus on high-growth markets for hosted software services and network security and realigned operations to maximize opportunities in those markets, including expanded marketing activities.

Revenues for the quarter were $2.6 million, compared to $1.5 million in first-quarter fiscal 2006. Gross profit was $286,367, which was negatively impacted by $100,000 in one-time adjustments to cost of sales related to prior periods, compared to gross profit of $249,807 in first-quarter fiscal 2006. Total operating expenses were $866,123, including approximately $200,000 of non-recurring charges related to depreciation/amortization expense and non-cash compensation expense, compared to operating expenses of $580,547 in first-quarter fiscal 2006.

Net loss for the First fiscal quarter 2007 was $611,780, including a $138,586 gain from a sale of assets and $150,610 of interest expense, net, or $0.06 net loss per share on 9,423,344 weighted-average common shares outstanding. For first-quarter fiscal 2006, the Company reported net losses of $851,658, including $20,918 of interest expense and $500,000 to account for beneficial conversion feature related to preferred stock, or $0.13 net loss per share on 6,329,787 weighted-average common shares outstanding.

Chief Executive John R. Signorello stated that IceWEB’s revenue growth in fiscal 2007 first quarter were driven by rising demand from both business and government customers for the Company’s e-mail and collaboration tools, as well as its network security products and services.

“The market, in general, for Internet-based products and services is growing, and we are seeing that demand for the latest in top-tier technology, especially software and security, is leading this trend,” Signorello continued. “In those sectors, demand by small and medium-sized businesses and federal government agencies is particularly strong, which is creating ongoing opportunities for our IceMAIL, IcePORTAL, and IceVISTA web-hosted products and IceWEB Solutions Group’s network security products. Reflecting this demand, user counts for IceMAIL have accelerated over the last 60 days, which also indicates an expanding base of recurring revenues.”

Signorello also remarked that marketing to large retailers like CompUSA, which signed a distribution agreement with the Company in June 2006, represents another source of potential revenues and that higher levels of sales and marketing to all customer segments are expected to produce additional revenue opportunities.

“Our operational realignment last year freed resources to commit to not only near-term growth but also longer-term opportunities we feel will substantially benefit IceWEB,” Signorello added. “We believe there are significant opportunities in retail distribution of IceWEB products and, from a web-based applications perspective, to capture an increasing share of the market as the industry continues to move toward using hosted software and applications services to replace direct deployment of key applications on user’s PCs.

“As a result of these trends and our strategy and capabilities, we expect materially higher revenues in fiscal second quarter, compared to the just-reported first quarter, and substantially higher revenues in fiscal 2007, compared to fiscal 2006.”

About IceWEB, Inc.

IceWEB, Inc. (OTC BB: IWEB) utilizes a recurring revenue software services model that brings technologies normally reserved for large corporations to the small business customer. Small businesses can now have the benefits of these more advanced software systems for a low monthly subscription price instead of large up-front capital expenses. IceWEB also provides network infrastructure solutions services to our enterprise and Government customers with a specific focus on network security, authentication, and PKI encryption systems. Founded in 2000, IceWEB is headquartered in Herndon, VA, and serves customers in the public and private sectors. For more information, please visit http://www.IceWEB.com or http://www.IceMAIL.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the computer industry and general economy, competitive factors, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The Company does not undertake any obligation to update forward-looking statements.

TABLES FOLLOW

IceWEB, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31,
	2006	2005
	(Unaudited)	(Unaudited)

Sales	$2,581,777	$1,491,216

Cost of sales	2,295,410	1,241,409

Gross profit	286,367	249,807

Operating expenses:
Marketing and selling	60,216	47,189
Depreciation and amortization expense	65,541	19,371
General and administrative	760,366	513,987

Total operating expense	886,123	580,547

Loss from operations	(599,756)	(330,740)

Other income (expenses):
Gain from sales of net assets	138,586	—
Interest income	1,309	—
Interest expense	(151,919)	(20,918)

Total other income (expenses):	(12,024)	(20,918)

Net loss	(611,780)	(351,658)

Beneficial conversion feature -preferred stock	—	(500,000)

Net loss attributable to common shareholders	$(611,780)	$(851,658)

Net loss per common share available to common shareholders:
Basic and diluted loss per share	$(0.06)	$(0.13)

Weighted average common shares outstanding - basic and diluted	9,423,344	6,329,787

IceWEB, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2006

(Unaudited)

CURRENT ASSETS:
Cash	$288,901
Accounts receivable, net of allowance for bad debt of $9,000	1,433,302
Prepaid expenses	7,287

Total current assets	1,729,490

OTHER ASSETS:
Property and equipment, net	365,892
Goodwill	430,000
Deposits	53,956
Intangible assets, net of accumulated amortization of $60,000	35,000
Deferred financing costs, net	155,000

Total Assets	$2,769,338

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Notes payable	$1,242,811
Note payable - related party	181,599
Current portion of equipment financing payable	75,765
Accounts payable	1,529,424
Accrued expenses	322,977
Accrued interest payable	280,579
Advances from related party	19,860

Total current liabilities	3,653,015

LONG-TERM LIABILITIES:
Equipment financing payable, net of current portion	168,149
Note payable - related party	150,000

Total long-term liabilities	318,149

Total Liabilities	3,971,164

STOCKHOLDERS’ DEFICIT:
Preferred stock ($.001 par value; 10,000,000 shares authorized)	—
Series A convertible preferred stock ($.001 par value; 1,256,667 shares issued and outstanding)	1,257
Series B convertible preferred stock ($.001 par value; 1,833,334 shares issued and outstanding)	1,833
Common stock ($.001 par value; 1,000,000,000 shares authorized; 9,777,909 shares issued and 9,615,409 shares outstanding)	9,779
Additional paid-in capital	10,558,462
Accumulated deficit	(11,482,822)
Deferred compensation	(277,335)
Treasury stock, at cost, (162,500 shares)	(13,000)

Total Stockholders’ Deficit	(1,201,826)

Total Liabilities and Stockholders’ Deficit	$2,769,338

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